Exhibit 99.2

SIGMATEL, INC.

PRO FORMA VS. GAAP RESULTS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net income (loss), as reported	$(5,193)	$17,318	$31,233	$33,070
Pro forma adjustments (tax effected):
Partial reversal of lease abandonment charge	—	—	(250)	—
Net benefit from release of tax valuation allowance	—	(4,058)	—	(4,058)
Acquisition-related write-off of in-process R&D costs	11,410	—	11,410	—
Amortization of intangible assets from acquisitions	254	—	254	—
Deferred stock-based compensation	249	424	521	1,821

Pro forma net income	$6,720	$13,684	$43,168	$30,833

Diluted weighted average shares outstanding, as reported	36,267	37,382	37,690	38,013
Adjustments for dilutive items (1)	1,522	—	—	—

Diluted weighted average shares outstanding, pro forma	37,789	37,382	37,690	38,013
Diluted net income per share, pro forma	$0.18	$0.37	$1.15	$0.81

(1)	Adjustment to weighted average shares outstanding for three months ended September 2005 is dilutive potential common shares related to outstanding stock options, which were anti-dilutive for GAAP net loss per share.